Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-116864 and 333-143164 of Cabela’s Incorporated on Form S-8 of our report dated June 25, 2007 appearing in this Annual Report on Form 11-K of Cabela’s Incorporated 401(k) Savings Plan for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 25, 2007

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